                                                                      EXHIBIT 12

                                                                     Fiscal Year Ended                             Six Months Ended
                                          ---------------------------------------------------------------------   ------------------
                                          December 30,   December 29,   December 28,   January 2,    January 1,   July 3,    July 2,
                                              1993           1994           1995          1997          1998       1997       1998
                                          ------------   ------------   ------------   ----------    ----------   -------    -------
                                                                     (in millions, except for ratios)
Income (loss) before income taxes and
  loss (gain) on extraordinary item        $  13.8         $  21.2        $  30.1      $  46.7       $  54.3    $  25.3    $ (32.1)
Adjustments:
  Interest expense                             7.0             7.5           10.7         12.8          14.0        6.1       13.3
  Amortization of debt issuance costs           .4              .3             .3           .6            .5         .4         .7
                                           -------         -------        -------      -------       -------    -------    -------
          Earnings                         $  21.2         $  29.0        $  41.1      $  60.1       $  68.8    $  31.8    $ (18.1)
                                           =======         =======        =======      =======       =======    =======    =======


Fixed charges:
  Interest expense                         $   7.0         $   7.5        $  10.7      $  12.8       $  14.0    $   6.1    $  13.3
  Interest capitalized                          --              .4            1.2          1.7           2.6        1.1        1.4
  Amortization of debt issuance costs           .4              .3             .3           .6            .5         .4         .7
                                           -------         -------        -------      -------       -------    -------    -------
          Fixed charges                    $   7.4         $   8.2        $  12.2      $  15.1       $  17.1    $   7.6    $  15.4
                                           =======         =======        =======      =======       =======    =======    =======


Ratio of earnings to fixed charges             2.9             3.5            3.4          4.0           4.0        4.2         --
Deficiency of earnings to cover
  fixed charges                                 --              --             --           --            --         --    $  33.5